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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTON 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2002

MGM MIRAGE
(Exact name of registrant as specified in its charter)

Delaware	0-16760	88-0215232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices—Zip Code)

(702) 693-7120
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  (a)
  Termination of previous independent accountants.

  (i)
  On May 15, 2002, MGM MIRAGE terminated Arthur Andersen LLP ("Andersen") as its independent public accountants. The MGM MIRAGE Audit Committee and Board of Directors participated in and approved the decision to terminate Andersen. Among other factors, the New Jersey Casino Control Commission has required that New Jersey casino licensees cease transacting business with Andersen. MGM MIRAGE and certain of its subsidiaries are in the process of applying for licenses in New Jersey and are subject to these requirements.

  (ii)
  The reports of Andersen on the financial statements of MGM MIRAGE for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

  (iii)
  During the two most recent fiscal years and through May 15, 2002, there have been no disagreements between MGM MIRAGE and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on MGM MIRAGE's financial statements for such periods.

  (iv)
  During the two most recent fiscal years and through May 15, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

  (v)
  At the request of MGM MIRAGE, Andersen furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated May 15, 2002, is filed as Exhibit 16 to this Form 8-K.

  (b)
  Engagement of new independent accountants.

  (i)
  MGM MIRAGE engaged Deloitte & Touche LLP as its new independent accountants as of May 15, 2002. During the two most recent fiscal years and through May 15, 2002, MGM MIRAGE has not consulted with Deloitte & Touche LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits.

    16    Arthur Andersen LLP letter dated May 15, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

May 15, 2002	By:	/s/ BRYAN WRIGHT
Date	Name:	Bryan Wright
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE